                                                                     EXHIBIT 5.1
                                                                     -----------


                                                              September 12, 2000


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, NY 11726

RE:  Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

     We are general counsel to American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares of the Company's Common Stock, $0.001 par value (the "Shares") that may be issued pursuant to options granted under the Company's 2000 Stock Option Plan (the "2000 Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. a copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

     2.   a copy of the Bylaws of the Company as in effect on the date hereof;

     3. minutes of the meetings of stockholders and directors of the Company related to authorization of the 2000 Plan and the Registration Statement;

     4.   the 2000 Plan; and

     5.   the Registration Statement.

     In giving our opinion, we have relied as to matters of fact upon certificates of officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person,
(2) the genuineness of each signature, (3) the completeness of each document submitted to us as an original and (4) the conformity with the original of each document submitted to us as a copy.

     Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (3) such review of published sources of law as we have deemed necessary.

     We express no legal opinion upon any matter other than that explicitly addressed below, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

     Our opinion contained herein is limited to the Delaware General Corporation Law and the Federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 2000 Plan, will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                                   Very truly yours,

                                   BROWN, RUDNICK, FREED & GESMER
                                   By:  Brown, Rudnick, Freed & Gesmer, P.C.,
                                            a partner


                                   By: /s/ David H. Murphree
                                      ----------------------------------------
                                      David H. Murphree, a Member
                                      hereunto duly authorized


DHM;SPW;AJC;SDM